Exhibit 99.1

News Release

Superior Reports Second Quarter 2024 Financial Results

Enhanced earnings power and competitive positioning through

European Transformation

On track to retire Senior Unsecured Notes

Second Quarter 2024 Financial Highlights:

•
In advanced discussions with lenders to retire Senior Unsecured Notes
•
Completed relocation of production from Germany to Poland
•
Net Sales of $319M
•
Value-Added Sales of $180M
•
Net Loss of $11M
•
Adjusted EBITDA1 of $40M, a 22% margin2 and up 430 bps sequentially
•
Cash Flow Used by Operating Activities of $8M
•
Unlevered Free Cash Flow1 of $2M

SOUTHFIELD, MICHIGAN – August 8, 2024 – Superior Industries International, Inc. (“Superior” or the “Company”) (NYSE:SUP) today reported financial results for the second quarter ended June 30, 2024.

($ in millions)
	Three Months		Six Months
	2Q 2024	2Q 2023	YTD 2024	YTD 2023
Net Sales
North America	$203.2	$208.2	$396.7	$419.8
Europe	115.8	164.4	238.5	333.7
Global	$319.0	$372.6	$635.2	$753.6

Value-Added Sales (1)
North America	$108.1	$104.5	$208.8	$210.1
Europe	72.2	95.8	143.7	192.7
Global	$180.3	$200.2	$352.5	$402.9

“Despite softer production amongst key OEM customers we delivered solid performance in the second quarter, achieving sequential margin expansion of 400 basis points. As previously reported, production in our manufacturing facility in Germany, SPG, has ceased and we are in the process of transferring the business to Poland, which should be completed in the third quarter. The transformation of our European operations, including the closure of SPG, will significantly improve our profitability and position Superior with a competitively advantaged global footprint,” commented Majdi Abulaban, President and Chief Executive Officer of Superior.

1See “Non-GAAP Financial Measures” below for a definition and reconciliation to the most comparable GAAP measure.

2Adjusted EBITDA as % of Value-Added Sales1

“We expect sales in the back half of the year to continue to be lower than originally anticipated due to lower light vehicle production by certain key customers. That said, we will continue driving strong performance, however, lower production volumes has resulted in a change in our full-year Adjusted EBITDA outlook,” Mr. Abulaban continued. “In addition, we are in advanced discussions with lenders to retire the Senior Unsecured Notes in the coming weeks.”

Second Quarter 2024 Results

Net Sales for the second quarter of 2024 were $319 million, compared to Net Sales of $373 million in the prior year period. The decrease in Net Sales was primarily due to lower aluminum pass through and deconsolidation of a subsidiary. Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation, a Non-GAAP financial measure, was $181 million for the second quarter 2024, compared to $180 million in the prior year period. See “Non-GAAP Financial Measures” below and the reconciliation of consolidated Net Sales to Value-Added Sales and Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation in this press release.

Gross Profit for the second quarter of 2024 was $32 million, compared to $41 million in the prior year period due to lower price increases to customers to offset inflation and lower unit sales.

Selling, General, and Administrative (“SG&A”) expenses for the second quarter of 2024 were $21 million, compared to $17 million in the prior year period. The increase in SG&A expenses is primarily due to restructuring related costs associated with the transformation of our European business.

Income from Operations was $10 million in the second quarter of 2024, compared to Income from Operations of $24 million in the prior year period. The decrease is primarily due to lower price increases to customers to offset inflation, lower unit sales and restructuring costs associated with the transformation of our business in Europe.

Income Tax Provision for the second quarter of 2024 was $6 million, compared to a provision of $6 million the prior year period.

For the second quarter of 2024, the Company reported a Net Loss of $11 million, or Loss per Diluted Share of $0.75. This compares to a Net Loss of $0.1 million, or Loss per Diluted Share of $0.35, in the prior year period. See “Earnings per Share Calculation” in this press release.

Adjusted EBITDA, a Non-GAAP financial measure, was $40 million, or 22% of Value-Added Sales, in the second quarter of 2024, which compares to $52 million, or 26% of Value-Added Sales, in the prior year period. The decrease in Adjusted EBITDA was primarily due to lower price increases to customers to offset inflation and lower unit sales compared to the prior year period. See “Non-GAAP Financial Measures” below and the reconciliation of Net Income to Adjusted EBITDA in this press release.

The Company reported Cash Flow Used by Operating Activities of $8 million for the second quarter of 2024, compared to Cash Flow Used by Operating Activities of $28 million in the prior year period. For the second quarter 2024, Free Cash Flow, a Non-GAAP financial measure, was negative $16 million, compared to Free Cash Flow of negative $37 million in the prior year period. Unlevered Free Cash Flow, a Non-GAAP financial measure, for the second quarter 2024 was $2 million, an increase of $18 million compared to the prior year period. The Cash Flow improvement for the quarter was due primarily to lower working capital employed in the business. See “Non-GAAP Financial Measures” below and the reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow in this press release.

Financial Position

As of June 30, 2024, Superior had Total Debt of $627 million and Net Debt, a Non-GAAP financial measure, of $455 million, compared to Total Debt of $639 million and Net Debt of $458 million as of June 30, 2023. See “Non-GAAP Financial Measures” below and the reconciliation of Total Debt to Net Debt in this press release.

2024 Outlook

Superior’s full year 2024 Outlook is as follows:

FY 2024 Outlook
Net Sales	$1.35 - $1.41 billion
Value-Added Sales	$695 - $725 million
Adjusted EBITDA	$150 - $165 million
Unlevered Free Cash Flow	$110 - $130 million
Capital Expenditures	~$40 million

Superior is updating its Outlook to reflect the remainder of the full year 2024. Net Sales changed due to lower aluminum costs and lower anticipated production volumes by OEMs. Value-Added Sales were lowered due to lower anticipated production volumes by OEMs. Adjusted EBITDA was lowered due to lower anticipated production volumes. Unlevered Free Cash Flow estimates remain unchanged, as lower anticipated production volumes should be offset by other actions. As the Company has successfully lowered the capital intensity of the business, Superior is reducing its expectations for full year capital expenditures.

Value-Added Sales, Adjusted EBITDA, and Unlevered Free Cash Flow are Non-GAAP measures, as defined below. In reliance on the safe harbor provided under section 10(e) of Regulation S-K, Superior has not quantitatively reconciled from Net Income (the most comparable GAAP measure) to Adjusted EBITDA, Net Sales (the most comparable GAAP measure) to Value-Added Sales, nor Cash Flow Provided by Operating Activities (the most comparable GAAP measure) to Unlevered Free Cash Flow presented in the 2024 Outlook, as Superior is unable to quantify certain amounts included in Net Income, Net Sales and Cash Flow Provided by Operating Activities without unreasonable efforts and due to the inherent uncertainty regarding such variables. Superior also believes that such reconciliation would imply a degree of precision that could potentially be confusing or misleading to investors. However, the magnitude of these amounts may be significant.

Conference Call

Superior will host a conference call beginning at 8:00 AM ET on Thursday, August 8, 2024. The conference call may be accessed by dialing +1 786 697 3501 for participants in the U.S. or 866 580 3963 for participants outside the U.S. using the required conference ID 08082024 when prompted by the operator. The live conference call can also be accessed by logging into the Company’s website at www.supind.com or by clicking this link: earnings call webcast. A replay of the webcast will be available on the Company’s website immediately following the conclusion of the call.

During the conference call, the Company's management plans to review operating results and discuss financial and operating matters. In addition, management may disclose material information in response to questions posed by participants during the call.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates with customers to design, engineer, and manufacture a wide variety of innovative and high-quality products utilizing the latest light weighting and finishing technologies. Superior serves the European aftermarket with the brands ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange. For more information, please visit www.supind.com.

Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP included throughout this earnings release, this release refers to the following non-GAAP measures:

“Adjusted EBITDA,” defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative, acquisition and integration, certain hiring and separation related costs, proxy contest fees, gains associated with early debt extinguishment and accounts receivable factoring fees. “Net Sales Adjusted for Change in Cost of the Aluminum and Deconsolidation of Subsidiary” defined as Net Sales less the change in the cost of aluminum and deconsolidation of subsidiary. “Value-Added Sales,” defined as Net Sales less the value of aluminum outsourced service provider costs that are included in Net Sales. “Value-Added Sales Adjusted for FX," which is also referred to as “Value-Added Sales Adjusted for Foreign Exchange,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation. “Value-Added Sales Adjusted for FX and Deconsolidation,” which is also referred to as “Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation and the impact of deconsolidating SPG. “Content per Wheel,” defined as Value-Added Sales Adjusted for Foreign Exchange on a per unit (wheel) shipment basis. “Free Cash Flow,” defined as Cash Flow Provided by Operating Activities less Cash used in Investing Activities less non-debt components of financing activities. “Unlevered Free Cash Flow,” defined as Cash Flow Provided by Operating Activities less Capital Expenditures plus Cash Interest Paid, net of Interest Income. “Net Debt,” defined as total funded debt less cash and cash equivalents.

For reconciliations of these Non-GAAP measures to the most directly comparable GAAP measure, see the attached supplemental data pages. Management believes these Non-GAAP measures are useful to management and may be useful to investors in their analysis of Superior’s financial position and results of operations. Further, management uses these Non-GAAP financial measures for planning and forecasting purposes. This Non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “assumes,”, “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “foresee,” “intends,” “Outlook,” “guidance,” “predicts,” “projects,” “projecting,” “potential,” “targeting,” “will likely result,” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the 2024 Outlook included herein, the increase in the cost of raw materials, labor and energy, supply chain disruptions, material shortages, higher interest rates, and the Russian military invasion of Ukraine (the “Ukraine Conflict”) on our future growth and earnings, and our refinancing activities. These statements include our belief regarding general automotive industry market conditions and growth rates, as well as domestic and international economic conditions. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior's Securities and Exchange Commission filings and reports.

New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Superior. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. Superior disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Contact:

Superior Investor Relations

(248) 234-7104

Investor.Relations@supind.com

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Three Months		Six Months
	2Q 2024	2Q 2023	YTD 2024	YTD 2023
Net Sales	$319.0	$372.6	$635.3	$753.6
Cost of Sales	287.3	331.6	582.5	678.0
Gross Profit	$31.6	$41.0	$52.8	$75.6

SG&A Expenses	21.4	17.0	42.2	36.5
Income (Loss) From Operations	$10.2	$24.0	$10.6	$39.2

Interest Expense, net	(15.8)	(15.7)	(31.7)	(31.4)
Other Expense, net	0.9	(2.6)	0.3	(2.8)
Income (Loss) Before Income Taxes	$(4.7)	$5.7	$(20.8)	$5.0

Income Tax Provision	(6.4)	(5.8)	(23.1)	(9.1)
Net Income (Loss)	$(11.1)	$(0.1)	$(43.9)	$(4.1)

Earnings (Loss) Per Share:
Basic	$(0.75)	$(0.35)	$(2.26)	$(0.84)
Diluted	$(0.75)	$(0.35)	$(2.26)	$(0.84)

Weighted Average and Equivalent Shares Outstanding for EPS (in Thousands):
Basic	28,732	28,035	28,493	27,669
Diluted	28,732	28,035	28,493	27,669

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in Millions)

	6/30/2024	12/31/2023
Current Assets	$455.6	$459.9
Property, Plant and Equipment, net	366.5	398.6
Intangibles and Other Assets	103.5	131.5
Derivative Financial Instruments	28.3	40.5
Total Assets	$953.8	$1,030.6

Current Liabilities	$441.8	$198.9
Long-Term Liabilities	422.4	668.4
Redeemable Preferred Shares	265.4	248.2
European Non-controlling Redeemable Equity	0.6	0.9
Shareholders’ Equity (Deficit)	(176.4)	(85.9)
Total Liabilities and Shareholders’ Equity (Deficit)	$953.8	$1,030.6

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in Millions)

	Three Months		Six Months
	2Q 2024	2Q 2023	YTD 2024	YTD 2023
Net Income (Loss)	$(11.1)	$(0.1)	$(43.9)	$(4.1)
Depreciation and Amortization	21.9	23.5	43.8	46.3
Income tax, Non-cash Changes	2.4	9.0	18.7	11.3
Stock-based Compensation	2.4	2.2	4.1	3.0
Amortization of Debt Issuance Costs	1.2	1.2	2.4	2.4
Other Non-cash Items	(5.7)	(2.3)	(2.9)	-
Changes in Operating Assets and Liabilities:
Accounts Receivable	(16.1)	(11.5)	(28.5)	(24.8)
Inventories	(0.7)	8.6	(6.4)	1.4
Other Assets and Liabilities	1.2	(3.3)	(1.9)	0.8
Accounts Payable	(0.1)	(45.0)	16.2	(12.8)
Income Taxes	(3.3)	(9.8)	(6.1)	(12.3)
Net Cash Provided (Used) By Operating Activities	$(8.0)	$(27.6)	$(4.5)	$11.2

Capital Expenditures	(8.2)	(6.2)	(14.8)	(21.8)
Net Cash Provided (Used) By Investing Activities	$(8.2)	$(6.2)	$(14.8)	$(21.8)

Debt Repayment	(1.1)	(10.2)	(2.8)	(12.4)
Cash Dividends	-	(3.4)	(3.4)	(6.7)
Financing Costs Paid and Other	(0.1)	-	(0.3)	-
Payments Related to Tax Withholdings for Stock-Based Compensation	(0.2)	-	(1.3)	(3.3)
Finance Lease Payments	(0.1)	(0.3)	(0.3)	(0.6)
Net Cash Flow Provided (Used) By Financing Activities	$(1.5)	$(13.8)	$(8.1)	$(23.0)

Effect of Exchange Rate on Cash	(1.0)	-	(1.9)	1.7
Net Change in Cash	$(18.8)	$(47.5)	$(29.3)	$(31.9)

Cash - Beginning	191.1	228.6	201.6	213.0
Cash - Ending	$172.3	$181.1	$172.3	$181.1

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Earnings Per Share Calculation (Unaudited)
(Dollars and Outstanding Shares in Millions, Except Per Share Amounts)

	Three Months		Six Months
	2Q 2024	2Q 2023	YTD 2024	YTD 2023
Basic EPS Calculation(1)
Net Income (Loss)	$(11.1)	$(0.1)	$(43.9)	$(4.1)
Less: Accretion of Preferred Stock	(7.0)	(6.3)	(13.8)	(12.4)
Less: Redeemable Preferred Stock Dividends	(3.4)	(3.4)	(6.7)	(6.7)
Numerator	$(21.5)	$(9.8)	$(64.4)	$(23.1)

Denominator: Weighted Avg. Shares Outstanding	28.7	28.0	28.5	27.7

Basic (Loss) Earnings Per Share	$(0.75)	$(0.35)	$(2.26)	$(0.84)

Diluted EPS Calculation(1)
Net Income (Loss)	$(11.1)	$(0.1)	$(43.9)	$(4.1)
Less: Accretion of Preferred Stock	(7.0)	(6.3)	(13.8)	(12.4)
Less: Redeemable Preferred Stock Dividends	(3.4)	(3.4)	(6.7)	(6.7)
Numerator	$(21.5)	$(9.8)	$(64.4)	$(23.1)

Weighted Avg. Shares Outstanding-Basic	28.7	28.0	28.5	27.7
Dilutive Stock Options and Restricted Stock Units	-	-	-	-
Denominator: Weighted Avg. Shares Outstanding	28.7	28.0	28.5	27.7

Diluted (Loss) Earnings Per Share	$(0.75)	$(0.35)	$(2.26)	$(0.84)

(1) Basic earnings per share is computed by dividing net income (loss), after deducting preferred dividends and accretion and European non-controlling redeemable equity dividends, by the weighted average number of common shares outstanding. For purposes of calculating diluted earnings per share, the weighted average shares outstanding includes the dilutive effect of outstanding stock options and time and performance based restricted stock units under the treasury stock method. The redeemable preferred shares are not included in the diluted earnings per share because the conversion would be anti-dilutive for the periods ended June 30, 2024 and 2023.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Non-GAAP Financial Measures (Unaudited)
(Dollars in Millions and Units in Thousands, Except Per Wheel)

Value-Added Sales, Value-Added Sales Adjusted for Foreign Exchange, and Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation, and Content per Wheel (1)								SPG (2)
	Three Months		Six Months		Trailing Twelve Months		Twelve Months	Three Months
	2Q 2024	2Q 2023	YTD 2024	YTD 2023	2Q 2024	2Q 2023	YTD 2019	2Q 2023
Net Sales	$319.0	$372.6	$635.2	$753.6	$1,331.7	$1,180.4	$1,372.5	$31.5
Less: Aluminum, and Outside Service Provider Costs	(138.7)	(172.4)	(282.7)	(350.7)	(604.0)	(584.6)	(617.2)	(11.3)
Value-Added Sales (1)	$180.3	$200.2	$352.5	$402.9	$727.7	$595.9	$755.3	$20.2
Currency Impact on Current Period Value-Added Sales	0.8	-	(0.1)	-	(12.0)	-	(31.9)
Value-Added Sales Adjusted for Foreign Exchange (1)	$181.1	$200.2	$352.4	$402.9	$715.7	$595.9	$723.4
Deconsolidation Impact	-	(20.2)	-	(40.8)
Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation (1)	$181.1	$180.0	$352.4	$362.1

Wheels Shipped	3,469	3,781	7,092	7,639	14,250	11,285	19,246
Content per Wheel (1) (3)	$52.21	$52.95	$49.70	$52.74	$50.22	$52.80	$37.59

					SPG (2)
Adjusted EBITDA (1)	Three Months		Six Months		Three Months
	2Q 2024	2Q 2023	YTD 2024	YTD 2023	2Q 2024
Net Income (Loss)	$(11.1)	$(0.1)	$(43.9)	$(4.1)	$(7.2)
Adjusting Items:
- Interest Expense, net	15.8	15.7	31.7	31.4	0.6
- Income Tax Provision (Benefit)	6.4	5.8	23.1	9.1	0.3
- Depreciation	17	18.6	34.1	36.6	2.1
- Amortization	4.8	4.9	9.7	9.7	-
- Restructuring and Other	5.9	6.1	13.8	12.8	-
- Factoring Fees	1.1	1.0	2.3	2.0	-
	$51.0	$52.1	$114.7	$101.6	$3.0
Adjusted EBITDA (1)	$40.0	$52.0	$70.8	$97.5	$(4.2)

(1) Value-Added Sales, Value Added Sales Adjusted for Foreign Exchange, and Adjusted EBITDA are non-GAAP financial measures; see page 4 for definitions.
(2) Amounts relate to SPG stand-alone operating results for the three months ended June 30, 2023.
(3) Content per wheel is stated in currency rates prevailing in the corresponding periods of 2023.

Free Cash Flow (1)	Three Months		Six Months
	2Q 2024	2Q 2023	YTD 2024	YTD 2023
Net Cash Provided (Used) By Operating Activities	$(8.0)	$(27.6)	$(4.5)	$11.2
Net Cash Provided (Used) By Investing Activities	(8.2)	(6.2)	(14.8)	(21.8)
Cash Payments for Non-debt Financing Activities	(0.2)	(3.4)	(4.7)	(10.0)
Free Cash Flow (1)	$(16.4)	$(37.2)	$(24.0)	$(20.6)

Unlevered Free Cash Flow (1)	Three Months		Six Months
	2Q 2024	2Q 2023	YTD 2024	YTD 2023
Net Cash Provided (Used) By Operating Activities	$(8.0)	$(27.6)	$(4.5)	$11.2
Capital Expenditures	(8.2)	(6.2)	(14.8)	(21.8)
Cash Interest Paid	17.9	17.3	28.6	28.2
Unlevered Free Cash Flow (1)	$1.7	$(16.5)	$9.3	$17.6

Net Debt (1) (3)	6/30/2024	6/30/2023
Long Term Debt (Less Current Portion)	$391.3	$631.4
Short Term Debt	236.0	7.2
Total Debt	627.3	638.6
Less: Cash and Cash Equivalents	(172.3)	(181.1)
Net Debt (1)	455.0	457.5
Currency Impact on Current Period Net Debt (2)	3.3	-
Net Debt Adjusted for Foreign Exchange (1)	$458.3	$457.5

(1) Net Debt, Net Debt Adjusted for Foreign Exchange, Free Cash Flow and Unlevered Free Cash Flow are non-GAAP financial measures; see page 4 for definitions.
(2) Exchange rate adjustment to state 2024 net debt at 2023 currency levels
(3) Excluding Debt Issuance Cost

Net Sales Adjusted for Change in the Cost of Aluminum and Deconsolidation (1)
	Three Months		Six Months
	2Q 2024	2Q 2023	YTD 2024	YTD 2023
Net Sales	$319.0	$372.6	$635.2	$753.6
Change in Cost of Aluminum	-	(23.4)	-	(54.6)
SPG Deconsolidation	-	(31.5)	-	(64.2)
Net Sales Adjusted for Change in the Cost of Aluminum and Deconsolidation (1)	$319.0	$317.7	$635.2	$634.8

(1) Net Sales Adjusted for Change in the Cost of Aluminum and Deconsolidation is a non-GAAP financial measure; see page 4 for definitions.